 FORM OF AMERICAN DEPOSITARY RECEIPT

Number

CUSIP#_______________________ Each American Depositary Share represents One Ordinary Share

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF MECHEL OPEN JOINT STOCK COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY IF IT IS PREVENTED OR DELAYED FROM PERFORMING ITS OBLIGATIONS UNDER THE DEPOSIT AGREEMENT.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

EVIDENCING

AMERICAN DEPOSITARY SHARES
REPRESENTING

ONE ORDINARY SHARE OF NOMINAL VALUE 10 RUBLES EACH

OF

MECHEL OPEN JOINT STOCK COMPANY

(AN OPEN STOCK COMPANY ORGANIZED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

Deutsche Bank Trust Company Americas as depositary (hereinafter called the “Depositary”), hereby certifies that ___________________, or registered assigns IS THE HOLDER OF _______________________AMERICAN DEPOSITARY SHARES representing ordinary shares, nominal value 10 Rubles each (herein called “Share(s)”), of Mechel Open Joint Stock Company, an open stock company organized under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS LOCATED AT 60 WALL STREET, NEW YORK, N.Y. 10005

1.                 THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of 16 July 2004, as amended (such Deposit Agreement as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts representing American Depositary Share(s) (herein called “ADS(s)”) issued thereunder, each of whom by accepting a Receipt or an interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the principal office of OOO Deutsche Bank, Moscow, Russian Federation, as custodian (the “Custodian”).

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  For the avoidance of doubt, in the event of any inconsistency between the statements in this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will control. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.                 SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of this Receipt at the Corporate Trust Office, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the  charter of the Company, and upon payment of related fees and charges of the Depositary as described in Paragraph 7, the Holder hereof is entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of proper instruments of transfer to such Holder or as ordered by him or (ii) other documents evidencing title (including extracts from the Share Register) in the name of such Holder or as ordered by such Holder, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay, at the principal office of the Custodian. At the request, risk and expense of the Holder, the Depositary may deliver Deposited Securities (other than Shares) at the Corporate Trust Office. The Company shall use its best efforts to ensure that transfer and recordation of the Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of any cash dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms of the Deposit Agreement, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Russian Federation.

3.                 TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt duly stamped (as may be required by law), properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable taxes or other governmental charges, and the fees and expenses of the Depositary related to such registration of transfer as set forth in Paragraph 7 hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.   Upon satisfaction of the conditions described above, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. This Receipt may, upon the terms and conditions of the Deposit Agreement, be split into other Receipts, or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian, or the Registrar may require payment from the depositor of the Shares or the presenter of the Receipt a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature, and may also require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in the Russian Federation, may require proof of compliance with the provisions of the Company’s charter in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such charter, and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement and applicable law and this Receipt, including, without limitation, this Paragraph 3.

The delivery of Receipts against the deposit of Shares generally or against the deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any governmental or quasi-governmental body or commission or any securities exchange, market or automated quotation system on which the American Depositary Shares may be listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A. (1) to Form F-6 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Russian Share Registrar or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) such other circumstances as may be specifically contemplated by General Instruction I.A.(1) to Form F-6. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such securities.  Except in connection with any cancellation of this Receipt that may be contemplated by Section 2.11 of the Deposit Agreement, the surrender of outstanding Receipts may only be undertaken after (i) the placement report of the issue of the Shares issued by the Company and placed in the initial public offering by the Company has been registered by the Russian Federal Service for the Financial Markets and (ii) such Shares have been fully paid.

4.                 LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES.

If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of this Receipt or, subject to Paragraph 23 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

The Holder and Beneficial Owner (if any) hereof agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

5.                 REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES; POWER OF ATTORNEY.

Except as contemplated in Section 2.11 of the Deposit Agreement, every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore, if any are (i) duly authorized, validly issued, fully paid, non-assessable, (ii) obtained and held by such person in compliance with all applicable law and (iii) free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.   Except as contemplated in Section 2.11 of the Deposit Agreement, every such person shall also be deemed to represent and warrant that (i) such Shares and the Receipts evidencing American Depositary Shares representing such Shares are (a) not Restricted Securities and (b) not subject to any unfulfilled requirements of the laws of the Russian Federation; and (ii) except with respect to any deposit of Rule 144 Volume-Limited Securities or any deposit permitted hereunder pursuant to Paragraph 12 (third paragraph), Paragraph 13 or Paragraph 17, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an Affiliate of the Company.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the Shares, and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

Each Holder and Beneficial Owner upon acceptance of American Depositary Shares represented by this Receipt  (or acceptance of any interest herein) hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated in the Deposit Agreement with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

6.                 FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with applicable law or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or of the Russian Share Registrar, if applicable, or any other information the Custodian, the Depositary, or the Company may deem necessary or appropriate as evidence of compliance with applicable law, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Paragraph 23 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary’s or the Company’s, as the case may be, reasonable satisfaction.

7.                 CHARGES OF DEPOSITARY.

The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The right of the Depositary to receive payments and/or reimbursements under this Paragraph 7 shall survive the termination of the Deposit Agreement.

The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement), whichever is applicable:  (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement or in connection with the execution and delivery of physical certificates pursuant to Section 2.04 of the Deposit Agreement, (5) except as otherwise provided in Section 5.09 of the Deposit Agreement, a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Paragraphs 12, 13 and 17 hereof and to the terms of the Deposit Agreement and the surrender of Receipts pursuant to Paragraphs 2, 12 and 21 hereof and the terms of the Deposit Agreement, (6) except as otherwise provided in Section 5.09 of the Deposit Agreement, a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (7) a fee of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to Paragraph 3, (8) a fee for the distribution of securities pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (9) a fee for, and deducted from, the distribution of proceeds of sales of securities or rights pursuant to Paragraph 12 or 13, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause (9) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Paragraph 13, but which securities or rights are instead sold by the Depositary and the net proceeds distributed, (10) a fee of $0.01 or less per ADS (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar (which fee shall be assessed against Holders of record as of the date set by the Depositary in accordance with Section 4.06 of the Deposit Agreement not more often than once each calendar year), and (11) a fee of US$0.02 per American Depositary Share per calendar year for the operation and maintenance of all Receipts: provided, however, that if the Depositary imposes a fee under this clause (11), then the total of the fees assessed under this clause (11) when combined with the total of fees assessed under clause (6) above shall not exceed U.S.$0.02 per American Depositary Share in any calendar year.

8.                 PRE-RELEASE OF RECEIPTS.

Notwithstanding anything to the contrary in this Receipt or in the Deposit Agreement but subject to the terms and conditions thereof, unless otherwise instructed by the Company, the Depositary may execute and deliver Receipts prior to the receipt of Shares (a “Pre-Release”) against the evidence (including extracts from the Share Register) of the right to receive Shares from the Company. Other than as contemplated in Section 2.11 of the Deposit Agreement, the Depositary may deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Other than as contemplated in Section 2.11 of the Deposit Agreement, each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, and that such person or its customer agrees to  hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, and unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Other than as contemplated by Section 2.11 of the Deposit Agreement, the number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.                 TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York (subject to satisfying the requirements of the Deposit Agreement); provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have obligation under the terms hereof or of the Deposit Agreement to any Beneficial Owner or Holder of any Receipt issued pursuant to the Deposit Agreement unless such person is registered as the Holder thereof.

10.                 VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed on behalf of the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that the signature of the Depositary may be a facsimile if a Registrar for the Receipts shall have been appointed and this Receipt is countersigned on behalf of the Registrar by the manual signature of a duly authorized officer of the Registrar.  Signature of this Receipt by manual signature on behalf of one or both of the Depositary and the Registrar, if any, shall be conclusive evidence, and the only evidence, that this Receipt has been duly executed and delivered under the terms hereof, and of the Deposit Agreement.

11.                 REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company furnishes the Commission with certain public reports and documents required under the Securities Exchange Act. These reports and documents can be inspected and copied at the Commission’s Public Reference Room which is located at 100 F Street, N.E.  Washington, D.C. 20549.

The Depositary shall keep books at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall be reasonably related to the Holders’ interests as such and shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.                 DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, subject to Paragraph 14 hereof, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date (as herein defined), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

Subject to the terms of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution in cash, Shares or rights under the terms of the Deposit Agreement, the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting a distribution, including without limitation (after consulting with the Company), the public or private sale of the securities or property thus received, or any part thereof, and the distribution of proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such sale or distribution) to the Holders entitled thereto, all in the manner described above in this Paragraph 12. The Depositary may also refrain from making any such distribution, in which case each American Depositary Share shall thenceforth also represent its proportionate interest in such securities or property.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement and of this Receipt with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Paragraph 7 hereof.  The Depositary may withhold any such distribution of Receipts if the Depositary has not received evidence satisfactory to it from the Company that such distribution complies with applicable law.     If additional Receipts are not so distributed (except as pursuant to the final sentence of this paragraph), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.  Alternatively, the Depositary may, upon the instruction of the Company, increase the Share-to-ADS ratio to reflect the new Shares, if the Depositary has received evidence from the Company that such change in the Share-to-ADS ratio complies with applicable law.  In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, after consultation with the Company, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale as if such proceeds were a cash distribution.

If, upon the advice of recognized outside counsel practicing in the Russian Federation retained by the Depositary for such purpose, the Depositary determines that the acceptance of Shares for deposit hereunder in connection with any such dividend in or free distribution of Shares would require any registration, approval, permission or other action of any governmental authority of the Russian Federation, then the Depositary may, in its discretion, after consultation with the Company, (i) seek such registration, approval, permission or other action, at the cost and expense of the Company, or (ii) sell such Shares at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in the same manner as a cash distribution under the first paragraph of this Paragraph 12.

13.                 RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights to lapse. If at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in its discretion that it is lawful and practicable to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders, in proportion to the number of American Depositary Shares held by such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the terms of the Deposit Agreement, and shall, pursuant to the Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of this Paragraph 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments (either by public or private sale or otherwise at its discretion) in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or practicably make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in the same manner as a cash distribution under Paragraph 12 hereof.

The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of such Act; provided, that nothing in this Receipt or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

Subject to Paragraph 18 hereof, the Depositary shall not be responsible for any mistake in determining that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

14.                 CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the commercially reasonable judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license, if any, as it may deem necessary.  Nothing herein shall obligate the Depositary to file or cause to be filed or to seek effectiveness of any such application for any such approval or license, nor shall the Depositary be liable for failure to obtain such approval or license.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or cannot be obtained within a reasonable period and at reasonable cost as determined by the Depositary, the Depositary may in its discretion, but subject to applicable law, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable law, make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and either distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

15.                 RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (each, an “ADS Record Date”) (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (iii) entitled to act in respect of any other matter or (iv) responsible for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary shall attempt to fix an ADS Record Date that is the same as the record date fixed by the Company with respect to the Shares or other Deposited Securities, but shall not be liable for any failure to do so. In addition, the Company shall give the Depositary at least twenty (20) days prior written notice of any meeting of the board of directors of the Company that is to consider the declaration and payment of dividends, in which case the Depositary may elect to exercise its discretion under Paragraph 3 and suspend the delivery and registration of transfers of Receipts, and the Depositary shall fix an ADS Record Date for the determination of the Holders who shall be solely entitled to receive such dividend (if such dividend is declared and paid).  The Company shall not fix a record date with respect to the payment of dividends that is prior to the date the Company has delivered such notice of the meeting of the board of directors of the Company.  Subject to Paragraph 12 hereof and to the provisions of the Deposit Agreement, the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

16.                 VOTING OF DEPOSITED SECURITIES.

Except as contemplated by Section 2.11 of the Deposit Agreement, upon receipt of timely notice of any meeting of holders of Shares or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof, and the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of Receipts as of the ADS Record Date will be entitled, subject to any applicable provision of the laws of the Russian Federation , the terms of the Deposit Agreement and of the charter of the Company, to instruct the Depositary as to the exercise of the voting rights (or right to consent to or to grant a proxy), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Except as contemplated by Section 2.11 of the Deposit Agreement, upon the written request of a Holder of a Receipt as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall (subject to Paragraph 18) endeavor, insofar as practicable and as permitted by the laws of the Russian Federation and the charter of the Company, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such request.  Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, grant any proxy of power of attorney to another person to vote Shares or other Deposited Securities represented by American Depositary Shares in such other person’s discretion, vote any Shares or other Deposited Securities other than an integral number thereof, or vote Shares or other Deposited Securities in a manner that would be inconsistent with applicable law.  A separate written request shall be required for each such meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities.  Shares or other Deposited Securities evidenced by Receipts for which no specific voting instructions have been received shall not be voted and shall not be registered at the shareholders meeting.  Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of the Deposit Agreement and of this Receipt. The Company has agreed that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, its obligations under this Paragraph 16, and provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in applicable law or the Company’s charter resulting in limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

17.                 CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances other than a distribution in Shares, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any distribution on Shares that is not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation or liquidation affecting the Company or to which it is a party, or upon the sale of all or substantially all of the assets of the Company, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable law, be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall (to the extent permitted by applicable law) thenceforth represent, in addition to (or in lieu of, as the case may be) the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion; provided that the Depositary may elect in its sole discretion to (i) distribute any cash it has received in connection with such actions in accordance with Section 4.01; (ii) distribute any securities or other property it has received in connection with such actions (or sell such securities or other property and distribute the proceeds as cash) in accordance with Section 4.02; or (iii) execute and deliver additional Receipts as in the case of a dividend in Shares. In any such case the Depositary may at the request of the Company, but shall not be obligated to, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.                 LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Russian Federation, or any other country, or of any governmental or regulatory authority, securities exchange, market or automated quotation system, or by reason of any provision, present or future, of the charter of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Neither the Depositary nor the Company shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of the Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares. Where, by the terms of a distribution pursuant to the terms of the Deposit Agreement and Paragraph 12 hereof, or an offering or distribution pursuant to the terms of the Deposit Agreement and Paragraph 13 hereof, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents and Affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.  The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that such action or nonaction is without negligence. The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or other distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, the Russian Share Registrar, or its or their respective directors, employees, agents or Affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or securities exchange, market or automated quotation system, (d) any provision of any present or future charter of the Company or any other instrument of the Company governing Deposited Securities, (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof or (f) any act of God or war or other circumstances beyond its control. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of the Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company has agreed in the Deposit Agreement to provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.  The Custodian and the Depositary (and any of their Affiliates) may own and deal in any class of securities of the Company (and any of its Affiliates) and in Receipts.  No disclaimer of liability under the Securities act is intended by any provision of the Deposit Agreement or this Receipt.

19.                 RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary at any time may resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company.  The Company at any time may remove the Depositary by written notice of its election to do so delivered to the Depositary.  Notwithstanding anything to the contrary contained in the Deposit Agreement, in case at any time the acting Depositary shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Deposit Agreement pursuant to the terms of the Deposit Agreement and Paragraph 21 of this Receipt.  Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties under the Deposit Agreement by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting under the Deposit Agreement, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under the Deposit Agreement.  The Depositary shall notify the Company promptly after the appointment of a substitute or an additional Custodian under the Deposit Agreement.   Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any records pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

20.                 AMENDMENT.

This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holder or Beneficial Owner hereof.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise affect any substantial existing right of the Holder hereof shall, however, not become effective as to this Receipt until the expiration of thirty days after notice of such amendment shall have been given to the Holder hereof. The Holder and Beneficial Owner hereof agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to affect any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold this Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by this Receipt, the ADSs and by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of this Receipt to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require the amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and the Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement hereof or of the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

21.                 TERMINATION OF DEPOSIT AGREEMENT.

Upon the resignation or removal of the Depositary pursuant to the terms of the Deposit Agreement and Paragraph 19 hereof, the Deposit Agreement shall terminate on the date falling 90 days after the date written notification of such resignation or removal is delivered, unless prior to such date the Company shall have appointed a successor Depositary and such successor Depositary shall have delivered written notice of such appointment to the Holders of all Receipts then outstanding.  The Depositary shall mail notice of such resignation or removal, and the consequences thereof, to the Holders of all Receipts then outstanding reasonably promptly after the date of such resignation or removal.   Notwithstanding the foregoing, in the absence of the willful default, gross negligence or bad faith of the Depositary or its agents, directors, officers or employees, no such termination shall have effect, and no such notice shall be given, until the Company has reimbursed the Depositary for its expenses and for other amounts incurred or disbursed by the Depositary in connection with the establishment and maintenance of the American Depositary Receipt facility created under the Deposit Agreement, as agreed between the Company and the Depositary. The Deposit Agreement may otherwise be terminated in the manner provided in Section 2.11 of the Deposit Agreement, in which case no notice of termination shall be required.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Paragraph 2, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the terms of the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.   After making such sale, the Depositary shall be discharged from all obligations to the Holders and Beneficial Owners under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for certain obligations to the Depositary described therein.

22.                 DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

Notwithstanding any other provision of the Deposit Agreement or of this Receipt, each Holder and Beneficial Owner agrees to (a) provide such information as the Company may request pursuant to law (including, without limitation, relevant Russian Federation law, any applicable laws of the United States or any other relevant jurisdiction), the charter of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such charter, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book entry system by which the ADSs or Receipts may be transferred and (b) comply with, be bound by and subject to applicable provisions of the laws of the Russian Federation, the United States and any other relevant jurisdiction, the charter of the Company and requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares (or such Beneficial Owner held ADSs or Receipts) directly.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company’s sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner’s American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the laws of the Russian Federation by a court of competent jurisdiction or the charter of the Company, the Company shall so notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. The Depositary shall have no liability for any actions taken in accordance with such instructions.

23.                 COMPLIANCE WITH U.S. LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by General Instruction I.A. (1) to Form F-6 under the Securities Act, as such instruction may be amended from time to time.

24.	AGENTS.

The Depositary may perform its obligations under the Deposit Agreement through any agent or attorney appointed by it, provided that the Depositary shall notify the Company of such appointment. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as “Losses”) incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary, to the extent it shall receive indemnification and security acceptable to it from such Holder or Beneficial Owner, may take appropriate action to recover such Losses from such agent or attorney and, to the extent is takes such action and recovers any amounts, as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the “Custody Agreement”). Under the terms of the Custodian Operating Agreement, the Custodian is only liable for its breach of the Custody Agreement, its gross negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement. In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration. The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian). The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

25.                 REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

(a)           In the Deposit Agreement the Company designated and appointed OAO NIKoil Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and other Deposited Securities. The Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to ensure that the designation and appointment of a Russian Share Registrar unaffiliated with the Company is in full force and effect for so long as any ADSs or Receipts remain outstanding or the Deposit Agreement remains in force.

(b)             In the Deposit Agreement, the Company agreed that it shall, at all times:

(i)
take any and all action necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or other Deposited Securities;

(ii)
use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);

(iii)
use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within three Business Days of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Deposited Securities under the Deposit Agreement;

(iv)
permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v)
use its best efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder’s interest in the Company’s shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, those set out in this Paragraph 25); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, those set out in this Paragraph 25) and has failed to cure such breach within a reasonable time.

(c )             In the Deposit Agreement, the Company agreed that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar (other than any act or failure to act arising in connection with any act or of the Depositary or the Custodian to act) and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar, or their respective directors, employees, agents or Affiliates (other than any act or failure to act arising in connection with any act or failure of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates to act), (ii) any provision of any present or future charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d)              In the Deposit Agreement, the Depositary agreed, for the benefit of Holders and Beneficial Owners, that the Depositary or the Custodian shall confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.   In the Deposit Agreement, the Company and the Depositary agreed that, for the purposes of the rights and obligations under the Deposit Agreement of the parties thereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.  In the Deposit Agreement, the Depositary agreed that it shall, and shall cause the Custodian to, at any time and from time to time use all reasonable efforts to assure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the Deposit Agreement with respect to Shares or other Deposited Securities registered in the name of any of them. In the Deposit Agreement, the Depositary agreed that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to the terms of the Deposit Agreement and Paragraph 25(b) hereof.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly. In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy. Upon receipt of the Company's instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to the notice provisions of the Deposit Agreement (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing Receipts until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

26.                 ARBITRATION; SETTLEMENT OF DISPUTES; WAIVER OF IMMUNITIES.

(a) Any dispute, controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement, or the breach hereof or thereof, shall be referred to, and finally resolved by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of the Deposit Agreement, which Rules are deemed incorporated by reference into this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such dispute, controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in Section 7.11 of the Deposit Agreement. The place of the arbitration shall be the Borough of Manhattan in the City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy, claim or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions selected from the American Arbitration Association’s Large Complex Case Panel. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy, claim or cause of action.  If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(b) Any dispute, controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement not subject to arbitration shall be litigated in the federal or state courts in the Borough of Manhattan in the City of New York, State of New York, United States of America.

(c) The provisions of this Paragraph 26 shall survive any termination of the Deposit Agreement, in whole or in part.

(d) In the Deposit Agreement, the Company (i) irrevocably designated and appointed CT Corporation System (the “Agent”), presently having its office at 111 Eighth Avenue, New York, New York 10011, United States of America, as the Company’s authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by the terms of the Deposit Agreement and the preceding provisions of 26) arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement, (ii) consented and submitted to the non-exclusive jurisdiction of any court in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process, by any means permitted by applicable law, upon the Company in any such suit or proceeding. The Company agreed to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such Agent of its appointment. The Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, to the fullest extent permitted by applicable law, the Company thereby waived personal service of process upon it and consented that any such service of process may be made by established overnight courier service, directed to the Company at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so couriered.  The Company thereby irrevocably designated, appointed and empowered the Agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court or arbitration as described in the terms of the Deposit Agreement and this Paragraph 26.

(e) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement, the Company in the Deposit Agreement irrevocably and unconditionally waived and agreed not to plead or claim any such immunity and consented to such relief and enforcement, to the fullest extent permitted by law. Additionally, in the Deposit Agreement, the Company irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any arbitration or court as provided in the Deposit Agreement and this Paragraph 26, and further irrevocably and unconditionally waived and agreed not to plead or claim in any such arbitration or court that any such action, suit or proceeding has been brought in an inconvenient forum.